Exhibit 99.4
CROWLEY MARITIME CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
Amendment No. 3 to the 2005 Plan
     WHEREAS, Crowley Maritime Corporation (the “Company”) established and maintains the Crowley Maritime Corporation Employee Stock Ownership Plan, effective as of January 1, 2005 (the “Plan”), for the benefit of its eligible Employees.
     NOW, THEREFORE, the Plan is amended effective as of March 16, 2007, as follows:
     Section 17 (Administration) is amended by adding a new subsection (h) to read as follows:
     (h) Indemnification and Contribution
          (1) The Company agrees to indemnify and hold harmless the Plan and the Trust from and against any and all losses, claims, damages and liabilities, including, without limitation, any legal or other expenses reasonably incurred by the Plan or the Trust in connection with defending or investigating any such action or claim (collectively, “Losses”) (x) caused by any untrue statement or alleged untrue statement of a material fact in any documents (the “Offer Documents”) filed with the Securities and Exchange Commission (the “SEC”) or distributed to Company stockholders in connection with the Offer and Merger (as such terms are defined in that certain Contribution Agreement dated as of March 16, 2007 between the Plan, certain other Company plans and Crowley Newco Corporation (the “Contribution Agreement”)) or caused by any omission or alleged omission to state therein a material fact required to be stated in the Offer Documents or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information as to which the Company was not the source that is furnished by or on behalf of the Plan to the Company in writing expressly for use therein; (y) related to or arising out of any filings made by Plan with the SEC in connection with the Offer; or (z) related to or arising out of any alleged or actual violation of law resulting from the Offer or Merger, including without limitation the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company shall not so indemnify and hold harmless either the Plan or the Trust against any Losses resulting from or arising out of any breach of any representation or warranty by the Plan in the Contribution Agreement or, except where such failure to perform is based upon a determination by a fiduciary of and/or for the Plan that such performance would cause the Plan to violate its Plan documents or, in the opinion of the Plan’s counsel, the Employee Retirement Income Security Act of 1974, as amended, any willful failure to perform any covenant or agreement of the Plan in the Contribution Agreement.
          (2) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subparagraph (1) above, the Plan or the Trust (as the case may be, the ”Indemnified Party”) shall promptly notify the Company in writing and the Company, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Trust and the Plan and any other Company plans that are parties to the Contribution Agreement and their respective trusts and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested the Company to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this subparagraph (2), the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (B) the Company shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
          (3) To the extent the indemnification provided for in subparagraph (1) is unavailable to an Indemnified Party or insufficient in respect of any Losses, the Company shall make an additional Employer Contribution to the Plan in an amount equal to the amount paid or payable by the Indemnified Party as soon as administratively practicable following a determination by the Plan and/or the Trust of the amount owed by the Company under this paragraph.
     NOW, THEREFORE, if the Offer is consummated, the Plan is amended effective as of the time immediately prior to the time Crowley Newco Corporation accepts for payment Company Stock validly tendered and not withdrawn, as follows:
     Section 4 (Employer Contributions) is amended by adding a new subsection (e) to read as follows:

     (e) Special One-Time Contribution. — If the Offer is consummated, then immediately prior to the time Crowley Newco Corporation accepts for payment Company Stock validly tendered and not withdrawn, the Company shall make a special one-time contribution to the Trust of five(5) shares of Company Stock, which contribution shall be in addition to, and not in lieu of, any other Employer Contribution required to be made under the Plan.
     NOW, THEREFORE, if the Offer and the Merger are consummated, the Plan is amended effective as of the effective time of the Merger, as follows:
1. Section 2 (Definitions) is amended by restating in its entirety the definition of “Fair Market Value” to read as follows:
     Fair Market Value. The Committee shall determine the fair market value of Company Stock for all purposes under the Plan on a marketable minority interest basis, based upon a valuation by an independent appraiser (within the meaning of Section 401(a)(28)(C) of the Code) retained for this purpose.
2. Section 12 (When Capital Accumulation Will Be Distributed) is amended by adding the following provision to the end of Subsection 12(b):
     Notwithstanding any provision in the Plan to the contrary, any distribution to be made during Plan Years ending December 31, 2007, 2008, 2009 and 2010, shall be made in a single lump sum distribution of shares of Company Stock.
3. Section 14 (How Capital Accumulation Will Be Distributed) is amended by adding the following provision to the end of Subsection 14(a):
     Notwithstanding any provision in the Plan to the contrary, for Plan Years ending December 31, 2007, 2008, 2009 and 2010, distributions will be made solely in the form of shares of Company Stock and such distributions will comply with Section 15.
4. Section 15 (Rights, Options and Restrictions on Company Stock) is amended by adding a new subsection (e) to read as follows:
     (e) Notwithstanding any provision in the Plan to the contrary, for distributions made during Plan Years ending December 31, 2007, 2008, 2009 and 2010, “Fair Market Value” shall mean the higher of (1) Fair Market Value as of the Allocation Date immediately preceding the beginning of each put option period, or (2) $2,990.00 per share in the case of Company Stock that is voting common stock, par value $.01 per share (or the amount determined by converting any convertible preferred stock into voting common stock, par value $.01 per share, and multiplying the result by $2,990.00 in the case of Company stock that is convertible preferred stock).
5. Section 17 (Administration) is amended by adding a new subsection (j) to read as follows:

     (j) Independent Appraiser. The Company shall furnish any independent appraiser retained to determine Fair Market Value such information as such appraiser shall reasonably request to make that computation, including without limitation, any information furnished to the Company’s lenders, subject to appropriate confidentiality undertakings by such appraiser.
     IN WITNESS WHEREOF, Crowley Maritime Corporation, by its duly authorized officer, has executed this Amendment No. 3 on the date indicated below.

CROWLEY MARITIME CORPORATION
March 7, 2007	/s/ Bruce Love
Date	Its Corporate Secretary

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